Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Fourth Amendment to the Collaboration and License Agreement (the “Amendment”) is entered into as of November 21, 2025 (the “Amendment No. 4 Effective Date”) by and between Exelixis, Inc., a Delaware company having an address at 1851 Harbor Bay Parkway, Alameda, CA, 94502, USA (“Exelixis”) and Takeda Pharmaceutical Company Limited, a Japanese corporation with principal offices located at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, JAPAN (“Collaborator”). Exelixis and Collaborator may be referred to herein individually as a “Party” or collectively as the “Parties”.
Recitals
Whereas, Exelixis and Collaborator are Parties to the Collaboration and License Agreement dated January 30, 2017, as amended on March 22, 2018, May 7, 2019, and September 3, 2020 (the “License Agreement”), under which the Parties have been collaborating on the development and commercialization of cabozantinib in Japan; and
Whereas, the Parties desire to enter into this Amendment to modify certain provisions under the License Agreement on the terms and conditions set forth below.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Exclusivity
1.1The following is hereby added as Section 2.8(d) of the License Agreement:
“(d) Notwithstanding anything to the contrary in this Agreement, including the foregoing in this Section 2.8, commencing on the Amendment No. 4 Effective Date, Exelixis shall have the right to develop and commercialize a Competing Product listed in Exhibit 2.8(d) (“Permitted Competing Product”) for any use in the Field (including the Competitive Field) in the Collaborator Territory, whether directly or indirectly (including through a Third Party), and to sponsor, conduct, or cause to be conducted, otherwise assist in, or supply any Product for use in connection with, or otherwise fund, comparative studies in connection with the development of a Competing Product in the Field in the Collaborator Territory. For clarity, any addition to the list of Permitted Competing Products in Exhibit 2.8(d) shall be made only upon mutual written agreement of the Parties.”
1.2Exhibit 2.8(d) attached hereto is hereby added as Exhibit 2.8(d) of the License Agreement.

Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.Continued Supply
2.1Section 2.9(b) of the License Agreement is hereby deleted in its entirety and replaced with the following:
2.2“(b)    Continued Supply. The Parties acknowledge that it may be in the Parties’ mutual interest and wishes to continue to commercialize the Product for patients in the Collaborator Territory by using Exelixis supplied API, Compound, or Product after the Royalty Term for such Product. If Collaborator desires to Commercialize any Product in the Collaborator Territory after the Royalty Term for such Product as permitted under Section 14.1(b), Collaborator shall notify Exelixis up to six (6) months prior to the expiration of the Royalty Term. Following such notice, the Parties shall discuss in good faith to agree upon commercially reasonable terms and conditions for the continued supply of such Product (in the form then-currently supplied to Collaborator by Exelixis and at the fully-burdened cost of such Product) and the Parties will amend the Commercial Supply Agreement (entered by the Parties on March 6, 2019, as amended) and Commercial Quality Agreement (entered by the Parties on September 25, 2019, as amended) as necessary. Alternatively, Exelixis may elect to grant Collaborator the right to purchase API, Compound, and/or Product from Exelixis’ Third-Party contract manufacturer(s), whether through direct contract, direct purchase orders, or other arrangement agreed by Exelixis and Collaborator, to enable Collaborator to source such Product directly from such contract manufacturer for Commercialization in the Field in the Collaborator Territory. If Exelixis elects to grant Collaborator the right to purchase Product directly from such contract manufacturer, the Parties shall terminate the Commercial Supply Agreement and Commercial Quality Agreement with respect to the applicable Product, and Exelixis shall grant Collaborator a non-exclusive license under the Exelixis Technology to make or have made the Product in the Collaborator Territory for use in Commercialization of such Product in the Collaborator Territory. Thereafter, Collaborator shall be responsible for providing all such Product for its use in the Commercialization of such Product in the Field in the Collaborator Territory. In addition, Exelixis shall grant Collaborator a continued right to use the Product Marks for use in connection with the Commercialization of the Product in the Field in the Collaborator Territory.”
3.Cost Relief
3.1The following section is hereby added as Section 8.8 of the License Agreement:
“8.8    Cost Relief. In the event that the MHLW requests that Collaborator Develop and/or Commercialize Product for treatment of [ * ] (such request, the “Indication Request”), and Collaborator relies on Data resulting from any Independent Work conducted by or with support of Exelixis to fulfill such request (such Independent Work, the “Indication Request Independent Work”), the following payments, solely to the extent they become due and payable as a direct result of such Indication Request, shall be reduced:

Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

    (a) by [ * ] as to the portion of Exelixis’ Independent Work Costs incurred in performing the Indication Request Independent Work that Collaborator would otherwise pay to Exelixis under Section 8.2(b),
    (b) by [ * ] as to the development milestone payments that Collaborator would otherwise pay to Exelixis under Section 8.3(a) “First [ * ] Indication”), and
    (c) by [ * ] as to the development milestone payments that Collaborator would otherwise pay to Exelixis under Section 8.3(a) [ * ] (“Later [ * ] Indication”).
For clarity: (1) after applying such reduction to the payments referenced in the foregoing clause (a), the amount that Collaborator shall pay to Exelixis pursuant to Section 8.2(b) shall be [ * ], and (2) after applying such reduction to the payments referenced in the foregoing clause (b) and (c), the amounts that Collaborator shall pay to Exelixis pursuant to Section 8.3(a) shall be equal to the amounts set forth in the table below ([ * ]):

Milestone Event	Milestone Payments
	First [ * ] Indication	Later [ * ] Indication
Milestone #1 in Section 8.3(a) shall be reduced to:	$[ * ]	$[ * ]
Milestone #2 in Section 8.3(a) shall be reduced to:	$[ * ]	$[ * ]
Milestone #3 in Section 8.3(a) shall be reduced to:	$[ * ]	$[ * ]
For the avoidance of doubt, (1) [ * ], and (2) Section 8.3(a)(ii) shall apply to this Section 8.8.”
4.Survival
4.1The following is hereby added to the list of provisions surviving expiration or termination of this Agreement:
4.2    “Section 2.9(b) (Continued Supply) (solely in the case of expiration)”
5.General Provisions
5.1Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the License Agreement, as in effect on the Amendment No. 4 Effective Date, shall remain in full force and effect.
5.2Entire Agreement. The License Agreement as modified by this Amendment is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to its subject matter. They supersede all prior and contemporaneous agreements and communications, whether written or oral, of the Parties regarding this subject matter.

Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.3Severability. If, for any reason, any part of this Amendment is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Amendment. All remaining portions shall remain in full force and effect as if the original Amendment had been executed without the invalidated, unenforceable, or illegal part.
5.4Counterparts; Electronic or Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
[Signature Page Follows]

Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

    In Witness Whereof, the Parties hereto have caused this Fourth Amendment to be executed and entered into by their duly authorized representatives as of the Amendment No. 4 Effective Date.

Exelixis, Inc. By: /s/ Michael M. Morrissey Name: Michael M. Morrissey Title: Chief Executive Officer	Takeda Pharmaceutical Company Limited By: /s/ Yuji Liguori Name: Yuji Liguori Title: Head, Japan Oncology Business Unit

[Signature Page to the Fourth Amendment to the Collaboration and License Agreement]

Exhibit 10.51

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 2.8(d)

Permitted Competing Product

[ * ]

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